                                                                 EXHIBIT 99.1 TO
                                                                       FORM 10-K


                                    FORM 11-K

                                  ANNUAL REPORT

                        Pursuant to Section 15(d) of the
                         Securities Exchange Act of 1934

              For the Fiscal Years Ended December 31, 2001 and 2000


                RAINBOW RENTALS, INC. 401(k) PROFIT SHARING PLAN
                ------------------------------------------------
                            (Full title of the plan)

                              RAINBOW RENTALS, INC.
                              ---------------------
          (Name of issuer of the securities held pursuant to the plan)

                             3711 Starr Centre Drive
                              Canfield, Ohio 44406
                              --------------------
                     (Address of principal executive office)

                              FINANCIAL STATEMENTS
                              --------------------
                           AND SUPPLEMENTAL SCHEDULES
                           --------------------------

                       RAINBOW RENTALS, INC. 401(K) PROFIT
                                  SHARING PLAN

                           December 31, 2001 and 2000







                                    CONTENTS
                                    --------

                                                                   PAGE
                                                                   ----

Independent Auditors' Report......................................   1

Statements of Net Assets Available for Benefits...................   2

Statements of Changes in Net Assets Available for Benefits........   3

Notes to Financial Statements.....................................  4-8

Supplemental Schedule:

    Item 4i of Schedule H - Schedule of Assets Held
         for Investment Purposes..................................   9

                                      June 21, 2002





Administrator
Rainbow Rentals, Inc., Named
    Fiduciary of Rainbow Rentals, Inc.
    401(k) Profit Sharing Plan
Canfield, Ohio

                          Independent Auditors' Report
                          ----------------------------

         We have audited the accompanying statements of net assets available for benefits of Rainbow Rentals, Inc. 401(k) Profit Sharing Plan as of December 31, 2001 and 2000 and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of Rainbow Rentals, Inc. 401(k) Profit Sharing Plan as of December 31, 2001 and 2000 and changes in its net assets available for benefits for the years then ended in conformity with U.S. generally accepted accounting principles.

         Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule included on page 9 is presented for purposes of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                Certified Public Accountants

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                 -----------------------------------------------

                RAINBOW RENTALS, INC. 401(K) PROFIT SHARING PLAN

                           December 31, 2001 and 2000



                                                            2001         2000
                                                         ----------   ----------

        ASSETS
        ------

Investments at fair value - NOTE C:
  Franklin Templeton Group:
    Franklin Cash Reserves Fund                          $  370,296   $  278,942
    Franklin U.S. Government Securities Fund - Class A       35,650       29,036
    Franklin Income Fund - Class A                          127,632      133,131
    Mutual Shares Fund - Class A                            365,091      313,296
    Franklin Small Cap Growth Fund I - Class A              431,429      527,104
    Templeton Growth Fund - Class A                         571,021      522,508
    Franklin S&P 500 Index Fund - Class 3                    10,179        3,812
  Rainbow Rentals Employer Stock Fund                        16,605       10,089
  Participant loans                                         103,022      105,580
                                                         ----------   ----------
  TOTAL INVESTMENTS                                       2,030,925    1,923,498
                                                         ----------   ----------

Contributions receivable:
  Employee                                                   12,975            0
  Employer                                                   26,671       31,852
                                                         ----------   ----------
                                                             39,646       31,852
                                                         ----------   ----------
   TOTAL ASSETS                                           2,070,571    1,955,350


    LIABILITIES
    -----------

None                                                              0            0
                                                         ----------   ----------
    NET ASSETS AVAILABLE FOR BENEFITS                    $2,070,571   $1,955,350
                                                         ==========   ==========







                 See accompanying notes to financial statements

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
           ----------------------------------------------------------

                RAINBOW RENTALS, INC. 401(K) PROFIT SHARING PLAN

                           December 31, 2001 and 2000



                                                        2001             2000
                                                    -----------      -----------
INVESTMENT INCOME
-----------------
       Net investment gain (loss) - NOTE C             $(78,978)     $    13,247
       Interest earned                                   19,043           17,922
                                                    -----------      -----------
                                                        (59,935)          31,169
                                                    -----------      -----------

CONTRIBUTIONS
-------------
       Employees                                        318,679          330,632
       Employee rollovers                                14,992            6,119
       Employers                                         26,672           31,852
                                                    -----------      -----------
TOTAL CONTRIBUTIONS                                     360,343          368,603
                                                    -----------      -----------
TOTAL ADDITIONS                                         300,408          399,772

DEDUCTIONS
----------
       Benefit payments                                 185,187          151,113
                                                    -----------      -----------
NET INCREASE                                            115,221          248,659

NET ASSETS AVAILABLE FOR BENEFITS
---------------------------------
       Beginning of year                              1,955,350        1,706,691
                                                    -----------      -----------

       End of year                                  $ 2,070,571      $ 1,955,350
                                                    ===========      ===========







                 See accompanying notes to financial statements

                              NOTES TO FINANCIAL STATEMENTS
                              -----------------------------

                    RAINBOW RENTALS, INC. 401(K) PROFIT SHARING PLAN

                               December 31, 2001 and 2000



NOTE A - DESCRIPTION OF PLAN
----------------------------

         The following brief description of the Rainbow Rentals, Inc. 401(k) Profit Sharing Plan (Plan) is provided for general information purposes only. Participants should refer to the Plan agreement for more complete information.

         1. General:
                 The Plan is a defined contribution plan with a cash or deferred arrangement in accordance with Internal Revenue Code Section 401(k). The Plan covers all employees not covered by a collective bargaining agreement who have completed one year of service and attained age twenty-one. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

         2. Contributions:
                 Participants may make voluntary contributions of their annual base compensation, as defined in the Plan agreement. The total annual participant voluntary contribution is limited to $10,500 for 2001 and 2000, which amount is adjusted annually by a cost of living factor by the Internal Revenue Service.

                 Company contributions to the Plan are in the form of
            discretionary matching and profit sharing contributions. Both contributions are determined annually by the company's board of directors and are credited to each participant's separate account, if applicable. Participants' contribute to the Plan through tax deferred salary reduction authorizations at a whole percentage of compensation between 1% and 15%.

         3. Participants' Accounts:
                 A separate account is maintained for each participant
            consisting of (a) participant's share of the company's contributions, (b) the participant's salary reduction and voluntary contributions and (c) investment earnings. Allocations are based on participants' compensation as defined in the Plan agreement. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account. Any forfeitures created during the year will be allocated to the accounts of participants eligible to share during the plan year.

                        -----------------------------------------

                    RAINBOW RENTALS, INC. 401(K) PROFIT SHARING PLAN

                               December 31, 2001 and 2000



NOTE A - DESCRIPTION OF PLAN (CONTINUED)
----------------------------------------

         4. Vesting:
                 A participant shall at all times have a 100% vested interest in amounts contributed under the salary reduction arrangement. All other amounts credited to the participants' separate accounts shall be 100% vested after five years of credited service.

         5. Investment Options:
                 Upon enrollment in the Plan, a participant could direct
            employee contributions in any of the investment options (a) through
            (h):

            (a) Franklin Cash Reserves Fund - Funds are invested in shares of a registered investment company that invests in high-quality debt securities which are generally repaid in one year or less.

            (b) Franklin U.S. Government Securities Fund - Class A - Funds are invested in shares of a registered investment company that invests mainly in bonds backed by mortgages and offered by the Government National Mortgage Association (GNMA).

            (c) Franklin Income Fund - Class A - Funds are invested in shares of a registered investment company that invests in stocks and bonds.

            (d) Mutual Shares Fund - Class A - Funds are invested in shares of a registered investment company that invests primarily in domestic equity securities.

            (e) Franklin Small Cap Growth Fund I - Class A - Funds are invested in shares of a registered investment company that invests primarily in common stocks of small emerging companies.

            (f) Templeton Growth Fund - Class A - Funds are invested in shares of a registered investment company that invests mainly in common stocks of companies throughout the world.

                        -----------------------------------------

                    RAINBOW RENTALS, INC. 401(K) PROFIT SHARING PLAN

                               December 31, 2001 and 2000



NOTE A - DESCRIPTION OF PLAN (CONTINUED)
----------------------------------------

            (g) Franklin S&P 500 Index Fund - Class 3 - Funds are invested in shares of a registered investment company that invests mainly in common stocks in the S&P 500 Index Fund.

            (h) Rainbow Rentals Employer Stock Fund - Funds are invested in shares of the employer's stock which has been set aside in a separate fund for participant investment.

            Participants may change their investment options daily.

         6. Participant Loans Receivable:
                 Participants may borrow from their fund accounts a minimum of
            $1,000 up to a maximum equal to the lesser of $50,000 or 50 percent of their account balance. Loan transactions are treated as a transfer to (from) the investment fund from (to) the Participant Notes fund. Loan terms range from 1-5 years unless loan is used to acquire the principal residence of a participant wherein a reasonable time will be used as determined at the time the loan is made. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates as determined quarterly by the plan administrator. The interest rates range from 6.50 percent to 10.50 percent. Principal and interest is paid ratable through monthly payroll deductions.

         7. Forfeitures:
                 Upon termination of a participant, the employer's matching contribution to which the participant is not vested is segregated into a separate account until the participant incurs a five year break in service upon which time such nonvested amount will be forfeited and may be used by the employer to reduce future matching contributions.

         8. Payment of Benefits:
                 Upon termination of service, a participant may elect to receive either a lump-sum amount equal to the vested value of his or her account or if a participant is married, the election is available to receive the value of his or her benefits in the form of a joint and survivor annuity.

                        -----------------------------------------

                    RAINBOW RENTALS, INC. 401(K) PROFIT SHARING PLAN

                               December 31, 2001 and 2000




NOTE B - SUMMARY OF ACCOUNTING POLICIES
---------------------------------------

Investments:
         The financial records of the Plan are maintained on a current valuation basis, thereby recognizing both realized and unrealized gains and losses as they are determined either through completed transactions or from changes in current quoted market values of the investments. Carrying values are adjusted to quoted market quarterly. Quoted market prices are used to value investments.

Use of Estimates:
         The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.


NOTE C - INVESTMENTS
--------------------

         Investment and participant separate accounts are managed by Franklin Templeton Investor Services, Inc. Rainbow Rentals, Inc. maintains the records of participants.


NOTE D - PLAN TERMINATION
-------------------------

         Although it has not expressed any intent to do so, the company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.


NOTE E - RELATED PARTY TRANSACTIONS
-----------------------------------

         The employer is absorbing all significant administration and audit fees of the Plan.

                        NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                        -----------------------------------------

                    RAINBOW RENTALS, INC. 401(K) PROFIT SHARING PLAN

                               December 31, 2001 and 2000




NOTE F - FEDERAL INCOME TAXES
-----------------------------

         The Plan is qualified under provisions of Section 401(a) of the Internal Revenue Code and, therefore, is exempt from federal income taxes.


NOTE G - AMOUNTS ALLOCATED TO WITHDRAWN PARTICIPANTS
----------------------------------------------------

         At December 31, 2001 and 2000, $331,256 and $307,907, respectively, have been allocated to accounts of persons who have withdrawn from participation in the earnings and operations of the Plan.

                   ITEM 4i OF SCHEDULE H - SCHEDULE OF ASSETS
                   ------------------------------------------
                          HELD FOR INVESTMENT PURPOSES
                          ----------------------------

                RAINBOW RENTALS, INC. 401(K) PROFIT SHARING PLAN

                                 EIN: 34-1512520
                                PLAN NUMBER: 001

                                December 31, 2001



                (b)                          (c)                                  (d)              (e)
                                                                                                 CURRENT
 (a)  IDENTITY OF INVESTMENT      DESCRIPTION OF INVESTMENT                       COST            VALUE
 ---  -----------------------     -------------------------                 ---------------     ------------

      Franklin Templeton Group    Franklin Cash Reserves Fund                   $370,296        $370,296

                                  Franklin U.S. Government
                                    Securities Fund - Class A                     35,641          35,650

                                  Franklin Income Fund - Class A                 135,829         127,632

                                  Mutual Shares Fund - Class I                   392,583         365,091

                                  Franklin Small Cap Growth
                                    Fund I - Class A                             392,937         431,429

                                  Templeton Growth Fund -
                                    Class A                                      592,487         571,021

                                  Franklin S&P 500 Index Fund -
                                    Class A                                       11,193          10,179

                                  Rainbow Rentals Employer
                                    Stock fund                                    16,327          16,605

      Participant loans           6.5% - 10.5%                                                   103,022